Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated January 10, 2022 (except for the Notes 2C, 14G, 14H and 14I, as to which the date is February 17, 2022) relating to the financial statements of Rail Vision Ltd. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.,

Certified Public Accountants

A firm in the Deloitte Global Network

Tel Aviv, Israel

February 17, 2022